Exhibit 10.9

Business Consulting Agreement

This Business Consulting Agreement is entered into on March 18, 201 lby Midwest Emission Control Corp, a North Dakota Corporation ("Company") and Eastern Sky, LLC a Florida Limited Liability Company ("Consultant")

1. The Company is engaged in the development of technologies for the Fuel and Gas industries including a patented process to remove Mercury;

2. Consultant is a business consultant that provides services to early stage companies in the process of going public, and strategic growth initiatives.

3. Company desires to engage Consultant as a business consultant, in the above areas, and Consultant accepts such terms as follows. This Agreement shall be for a period of 6 months from the date hereof, unless earlier terminated.

4. Consultant will advise and consult with the Company in the following specific areas:

(a)
Structure of the company for purposes of going public, and strategic advise related to going public. Consultant is not an investment banker or broker, and will not act in any such capacity, or in the capacity of a public underwriter, and his services shall be limited to advice and consulting regarding going public. Consultant shall not be paid or accept any compensation of any kind in connection with the offer, purchase or sale of securities.

(b)
Engaging appropriate SEC counsel, auditors, transfer agents and other professionals for the purpose of going public as a registered fully reporting public company. Consultant is not acting as an attorney in any regard, and is not providing any legal services whatsoever and is not receiving any portion of the fees paid to such persons.

(c)
Working with management of the company in the areas of strategic growth initiatives. Consultant will not, in any manner, be involved in day to day management of the Company, and the Company will not, at any time, share material non-public information with Consultant.

5.  Company shall pay for the services of Consultant as follows:

(a)
A consulting fee of 5,000,000 restricted shares of the Company's restricted common stock in the restructured public company (the "Shares"). Restructured Public Company means the Company after it has undergone a corporate restructuring that involves a change of shareholder voting control, merger, acquisition or increase in authorized capital. This fee is for all initial work and costs associated with coordinating all initial audit and filings with the SEC attorney and auditor. Consultant shall also provide initial use administrative staff during that time period to help with all documentation and filings required by the Company, included within this fee.

(b)
The issuance of the Shares shall be issued in full upon the corporate restructuring and are deemed to be fully vested and earned upon the execution hereof. Consultant may assign all or a portion of these shares as it deems appropriate. Consultant intends to devote up to 20 hours per week on behalf of Company. Said work may be in phone, in person, or otherwise, and Consultant will not have any specific hours of work in this regard. In the event the Company decides not to have its common shares publicly traded, the Company shall redeem [all rights to] the Shares at the price of $.20 per share upon receiving written notice that the Consultant elects to require the Company redeem the Shares. In such event, the Company will tender payment for the Shares to Consultant within ten days after receiving Consultant's written notice.

6.  This Agreement may be terminated at any time, for any reason, by the Company, however, termination shall not effect the shares that are issued to Consultant, or any payments due hereunder, which are deemed to be fully earned upon execution hereof.

7.  Consultant agrees to act maintain confidentiality of any and all information that comes into his possession unless otherwise authorized, to use his best efforts to further the business interests of the Company during the term of this Agreement in accordance with the terms hereof. The parties agree that Consultant shall not receive any material non-public information from Company at either time, nor shall it, in any manner be considered an insider or affiliate of the Company. Rather, the efforts of Consultant shall be limited strictly to the specific matters and areas referenced above, and shall not involve general management or business issues.

8.  The parties hereby mutually agree to indemnify each other, and hold each other harmless from any against any and all claims demands or liabilities of any kind or nature arising out of the actions of either party hereunder, or with regard to the matters herein pertaining.

9.  The parties agree and acknowledge that Consultant shall be entitled to assign this Consulting agreement to a business entity owned by Consultant, at any time, and upon notice of such assignment this agreement shall be assigned, and transferred in its entirety to such entity.

10. This Agreement is entered into in Florida and enforceable under Florida Law.

Wherefore the parties have executed this Agreement this 15th day of March 2011.